UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 7, 2021

APARTMENT INCOME REIT CORP.

APARTMENT INCOME REIT, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Income REIT Corp.)	001-39686	84-1299717
Delaware (Apartment Income REIT, L.P.)	000-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1700, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (Apartment Income REIT Corp.)	AIRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 7, 2021, in connection with their election to the Board of Directors of Apartment Income REIT Corp. (“AIR”), as described in Item 5.07 hereof, the Board of Directors of AIR-GP, Inc., the general partner of Apartment Income REIT, L.P. (“AIR OP”) elected Thomas N. Bohjalian, Kristin Finney-Cooke, and Margarita Paláu-Hernández as new directors, effective December 7, 2021. There are no arrangements or understandings between any of Mr. Bohjalian or Mses. Finney-Cooke or Paláu-Hernández and any other person pursuant to which any of them were elected as a director. Except for any independent director compensation to be awarded to Mr. Bohjalian or Mses. Finney-Cooke or Paláu-Hernández consistent with that provided to other independent directors, there have not been any transactions, nor are there any currently proposed transactions, in which AIR or AIR OP or any of its subsidiaries was or is to be a participant and in which Mr. Bohjalian or Mses. Finney-Cooke or Paláu-Hernández had, or will have, a direct or indirect material interest.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

Submission of Matters to a Vote of Security Holders

AIR held its 2021 Annual Meeting of Stockholders on December 7, 2021. Thomas L. Keltner, AIR’s Chairman of the Board, presided. AIR’s stockholders considered four proposals, each of which is described in more detail in AIR’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on October 27, 2021. On the record date of October 20, 2021, there were 156,985,422 shares of AIR’s Common Stock issued and outstanding and eligible to vote. The final voting results are reported below.

Proposal 1: Election of three Class I directors to serve for a one-year term until AIR’s 2022 annual meeting of stockholders. AIR’s stockholders elected each of the three nominees for director, and the voting results are set forth below:

	For	Against	Abstentions	Broker Non-Votes
Thomas N. Bohjalian	132,619,429	1,883,165	48,259	4,358,380
Kristin Finney-Cooke	132,616,969	1,883,863	50,021	4,358,380
Margarita Paláu-Hernández	126,783,247	7,717,594	50,012	4,358,380

Proposal 2: The selection of Deloitte & Touche LLP as AIR’s independent registered public accounting firm for the year ending December 31, 2021, was ratified as follows:

For	Against	Abstentions	Broker Non-Votes
137,384,269	1,410,245	114,719	–

Proposal 3: Advisory vote to approve the compensation of executive officers disclosed in AIR’s proxy statement. AIR’s stockholders gave advisory approval of the executive compensation program, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
130,453,933	4,010,243	86,677	4,358,380

Proposal 4: Advisory vote to approve the frequency of future advisory votes on compensation of executive officers disclosed in AIR’s proxy statement. AIR’s stockholders gave advisory approval of an annual advisory vote on the executive compensation program, and the voting results are set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
131,289,162	16,932	3,163,254	81,505	4,358,380

Accordingly, AIR’s Board of Directors has determined that advisory votes on executive compensation will take place annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 9, 2021

APARTMENT INCOME REIT CORP.

/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer

APARTMENT INCOME REIT, L.P.
By: AIR-GP, Inc., its General Partner
/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer